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                                                                    EXHIBIT 99.1


                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                                   CONTACT:DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 844-1258





             NORTH FORK TO PRESENT AT UPCOMING CONFERENCE IN BOSTON

MELVILLE, N.Y. - NOVEMBER 6, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the BancAnalysts Association of Boston Conference on Thursday, NOVEMBER 7 at 9:15 A.M. (ET).

     BancAnalysts has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on BANCANALYSTS ASSOCIATION WEBCAST - NOVEMBER 7, 2002. A printable version of the presentation slide show will also be available on the North Fork website.